UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

GW PHARMACEUTICALS PLC

(Name of Registrant as Specified In Its Charter)

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To: All Global Employees

Dear all,

Just a few minutes ago, we announced publicly that we had entered into an agreement for Jazz Pharmaceuticals to acquire GW Pharmaceuticals for $220 per share for a total of $7.2 billion. I wanted to be the first to share this important news with you directly. A copy of the press release is attached.

This is obviously an emotional moment for me and no doubt for all of you as well. I am so proud of what we have accomplished over the past 20+ years, the culture we have built, and the patients’ lives we have improved. I also recognize, along with our Board of Directors, that joining Jazz and being able to leverage the strength of the combined company provides us with an even better opportunity to take our business forward over the long term, build on all our achievements to date, impact the lives of even more patients, and provide additional opportunities for our employees.

Although acquisitions are common in our industry, many of you may be surprised by this news. While our principal strategy was to remain independent and we were not seeking a buyer, we are confident this is the right direction for our patients with clear benefits for employees and value for shareholders.

We all share a passion for the patient-driven culture at GW and the values that bind us together. Jazz is a company that similarly puts patients first—a company where “the how” matters as much as “the why.” As I have become more familiar with the company and their leadership, there are many similarities between GW’s and Jazz’s purpose and values.

Jazz will be a great growth partner for us. We’re bringing together two strong companies that have complementary skills to create a new, high-growth biotech leader that’s both patient-centric and people-focused. While many acquisitions are primarily driven by cost savings, this is not the case here and the real value in our combination is the opportunity we will have to accelerate growth together.

Today, Jazz is an 1,800 person company focused on treating patients in the sleep disorder and oncology space. Together with GW, the combined company will have three high-growth franchises, an expanded neuroscience portfolio, greater capabilities in R&D, and a robust innovation pipeline with 19 clinical development programs already underway. Jazz is pursuing this acquisition to access and invest in the unique expertise of GW as leaders in the development of cannabinoid medicines and our commercial strengths in the field of epilepsy.

They understand and appreciate the specialized capabilities and skillsets we bring to everything we do – from manufacturing at Kent Science Park, to our U.S. and international commercial epilepsy expertise, to our research and discovery programs that advance scientific understanding, to our deep therapeutic expertise, to how we engage with lawmakers, regulators and other key stakeholders across the world. It is these differentiators that Jazz is investing in with this acquisition.

For some of you, going through an acquisition may not be a new experience. Entering into the definitive agreement is the first step in this process. It will take a few months from now to finalize the acquisition, pending regulatory approval and other customary closing conditions. In the meantime, we continue to operate as separate companies. There are a lot of details that have yet to be worked out, so teams from both companies will soon begin working together on integration plans to ensure the combined company is best positioned for success.

As all of you will know, I care deeply about this company, our patients, and our employees. Hence, I plan to stay on board for the remainder of the year, leading the GW part of the business, to help ensure a smooth transition. Similar commitments are being made from other members of the Executive Leadership Team.

You likely have a lot of questions about what today’s news means, and although we may not have all the answers straight away, we are committed to frequent communication and sharing information as it becomes available. We have created several resources to help you learn more about this transaction and what it means for you, including a detailed Q&A document, which will be made available later today and updated as new information becomes available.

I will also be leading a Global All Employee Meeting today at 8:00 am PT / 4:00 pm GMT. Please do join if possible.

Following the global meeting today, on Friday at 7:00 am PT / 3:00 pm GMT, you will also have an opportunity to hear from Bruce Cozadd, Chairman and CEO of Jazz, who will join me for another Global All Employee Meeting. Meeting invites will be issued shortly.

I believe today’s announcement validates just how far we’ve come on our journey together and represents a tremendous opportunity for our patients and employees moving forward. We can take pride knowing that – together – we have created a valuable organization that is positively impacting many lives. As we prepare for the next chapter in our company’s evolution, I believe that the combination of these two purpose-led and values-based companies will continue to make a tremendous difference in the lives of countless families around the world.

I look forward to speaking with you later today.

Regards

Justin

**Please carefully review important information in the attached document**

Justin Gover I Chief Executive Officer

5750 Fleet Street, Suite 200, Carlsbad, CA 92008 I Tel: 760 795 2200

UK Office Tel: +44 207 291 0555

www.gwpharm.com

Additional Information and Where to Find It

In connection with the proposed transaction, GW Pharmaceuticals intends to file a proxy statement with the SEC. Each of Jazz Pharmaceuticals and GW Pharmaceuticals may also file other relevant documents with the SEC regarding the proposed transaction. The definitive proxy statement (if and when available) will be mailed to shareholders of GW Pharmaceuticals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF GW PHARMACEUTICALS, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents containing important information about Jazz Pharmaceuticals, GW Pharmaceuticals and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Jazz Pharmaceuticals will be available free of charge on Jazz Pharmaceuticals’ website at https://www.jazzpharma.com. Copies of the documents filed with the SEC by GW Pharmaceuticals will be available free of charge on GW Pharmaceuticals’ website at https://www.gwpharm.com.

Forward-Looking Statements

This communication contains forward-looking statements regarding Jazz Pharmaceuticals and GW Pharmaceuticals, including, but not limited to, statements related to the proposed acquisition of GW Pharmaceuticals and the anticipated timing, results and benefits thereof; and other statements that are not historical facts. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jazz Pharmaceuticals’ or GW Pharmaceuticals’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: Jazz Pharmaceuticals’ and GW Pharmaceuticals’ ability to complete the acquisition on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and shareholder approvals, the sanction of the High Court of Justice of England and Wales and satisfaction of other closing conditions to consummate the acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction; risks related to diverting the attention of GW Pharmaceuticals and Jazz Pharmaceuticals management from ongoing business operations; failure to realize the expected benefits of the acquisition; significant transaction costs and/or unknown or inestimable liabilities; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; the risk that GW Pharmaceuticals’ business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; Jazz Pharmaceuticals’ ability to obtain the expected financing to consummate the acquisition; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future regulatory filings, financial performance and results of the combined company following completion of the acquisition; GW Pharmaceuticals’ dependence on the successful commercialization of Epidiolex/Epidyolex and the uncertain market potential of Epidiolex; pharmaceutical product development and the uncertainty of clinical success; the regulatory approval process, including the risks that GW Pharmaceuticals may be unable to submit anticipated regulatory filings on the timeframe anticipated, or at all, or that GW Pharmaceuticals may be unable to obtain regulatory approvals of any of its product candidates, including nabiximols and Epidiolex for additional indications, in a timely manner or at all; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; effects relating to the announcement of the acquisition or any further announcements or the consummation of the acquisition on the market price of Jazz Pharmaceuticals’ ordinary shares or GW Pharmaceuticals’ American depositary shares or ordinary shares; the possibility that, if Jazz Pharmaceuticals does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Jazz Pharmaceuticals’ ordinary shares could decline; potential litigation associated with the possible acquisition; regulatory initiatives and changes in tax laws; market volatility; and other risks and uncertainties affecting Jazz Pharmaceuticals and GW Pharmaceuticals, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ and GW Pharmaceuticals’ Securities and Exchange Commission (SEC) filings and reports, including Jazz Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, GW Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and future filings and reports by either company. In addition, while Jazz Pharmaceuticals and GW Pharmaceuticals expect the COVID-19 pandemic to continue to adversely affect their respective business operations and financial results, the extent of the impact on the combined company’s ability to generate sales of and revenues from its approved products, execute on new product launches, its clinical development and regulatory efforts, its corporate development objectives and the value of and market for its ordinary shares, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time. Moreover, other risks and uncertainties of which Jazz Pharmaceuticals or GW

Pharmaceuticals are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events as at such dates, even if they are subsequently made available by Jazz Pharmaceuticals or GW Pharmaceuticals on their respective websites or otherwise. Neither Jazz Pharmaceuticals nor GW Pharmaceuticals undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Participants in the Solicitation

Jazz Pharmaceuticals, GW Pharmaceuticals, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from GW Pharmaceuticals’ security holders in connection with the proposed transaction. Information about GW Pharmaceuticals’ directors and executive officers is set forth in GW Pharmaceuticals’ proxy statement on Schedule 14A for its 2020 Annual General Meeting, which was filed with the SEC on April 7, 2020, and its Current Report on Form 8-K filed with the SEC on September 10, 2020 and subsequent statements of beneficial ownership on file with the SEC. Information about Jazz Pharmaceuticals’ directors and executive officers is set forth in Jazz Pharmaceuticals’ proxy statement on Schedule 14A for its 2020 Annual General Meeting, which was filed with the SEC on June 12, 2020 and subsequent statements of beneficial ownership on file with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of GW Pharmaceuticals security holders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (Securities Act), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Jazz Pharmaceuticals securities issued in the proposed transaction are anticipated to be issued in reliance upon an available exemption from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.